Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-253691 on Form S-4 of our report dated March 1, 2021, relating to the financial statements of Quantum-Si Incorporated. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

May 10, 2021